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                                                            EXHIBIT 23.5


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-4 of our report dated May 12, 1997, (August 20, 1997 as to Note 15), appearing in the Current Report on
Form 8-K of Cendant Corporation filed on February 6, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

New York, New York
February 19, 1998